EXHIBIT 99.1

CONTACT:	William Koziel (847) 597-8800

Così, Inc. Reports 2013 Fourth Quarter and Full Year Results

DEERFIELD, IL – April 16, 2014 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company today reported a net loss for the fourth quarter ended December 30, 2013 of $(4,113,000), or $(0.23) per basic and diluted common share, compared with a net loss of $(2,036,000), or $(0.11) per basic and diluted common share in the fourth quarter of 2012.

Così’s total revenues for the 2013 fourth quarter decreased 11.8% to $19,946,000 from $22,612,000 in the 2012 fourth quarter. Company-owned restaurant net sales decreased by 12.2% in the fourth quarter to $19,226,000, compared to $21,894,000 in the previous year’s quarter due to a sales decline of $1,514,000 from restaurants closed subsequent to the fourth quarter of 2012 and a 5.7% decrease in comparable restaurant net sales.  Franchise fees and royalty revenues for the 2013 fourth quarter contributed $720,000 compared to $718,000 in the 2012 fourth quarter.

System-wide comparable restaurant sales for the fourth quarter as measured for restaurants in operation for more than 15 months recorded an aggregate 4.6% decrease compared to the fourth quarter of 2012.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 13 weeks ended December 30, 2013
Company-owned	(5.7%)
Franchise-operated	(2.9%)
Total System	(4.6%)

For the fiscal year ended December 30, 2013 the net loss was $(11,444,000) or $(0.64) per basic and diluted common share, compared to fiscal 2012, when the net loss was $(4,441,000), or $(0.29) per basic and diluted common share.

Così’s total revenues for fiscal 2013 decreased 11.9% to $86,327,000 from $97,952,000 in fiscal 2012.  Company-owned net restaurant sales declined 12.1% in fiscal 2013 to $83,338,000, compared to $94,757,000 in fiscal 2012 due to a $6,906,000 decline in net sales related to restaurants closed during and subsequent to fiscal 2012 and a comparable net sales decrease of 5.1%.  Franchise fees and royalty revenues for fiscal 2013 contributed $2,989,000 compared to $3,195,000 in fiscal 2012.

System-wide comparable restaurant sales for fiscal 2013 as measured for restaurants in operation for more than 15 months recorded an aggregate 3.9% decline when compared to fiscal 2012.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 52 weeks ended December 30, 2013
Company-owned	(5.1%)
Franchise-operated	(1.8%)
Total System	(3.9%)

"The simple truth is that these results are unacceptable,” stated RJ Dourney, Così's President and Chief Executive Officer, “I want to assure our investors, employees, business partners and guests that as the largest and longest tenured franchisee of Così, I understand the strengths of the brand and will act with a determined urgency to rebuild the brand, effect the strong financial operating model which already exists in some of the Così system and assemble the right team to leverage this great brand into a best in class business.”

2013 Fourth Quarter and Full Year Financial Performance Review
For the fourth quarter, Così reported a 950 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared to the fourth quarter of 2012. The change resulted from increases of 460, 360 and 130 basis points, as a percentage of restaurant net sales, in occupancy and other restaurant operating expenses, labor and related benefits, and cost of food and beverage, respectively. The increase in occupancy and other restaurant operating expenses was due primarily to the deleveraging impact of the comparable restaurant net sales decline on the fixed portion of these costs in the quarter as well as to higher costs for repairs and maintenance of existing restaurants during the period when compared to the prior year quarter. The increase in labor and related benefits was largely due to the deployment of additional hourly labor as part of an initiative to increase speed of service and guest satisfaction coupled with the impact of the decline in comparable restaurant net sales. The increase in cost of food and beverage was largely due to a shift in sales mix, the impact of higher costs on certain seasonal promotional items, higher costs on certain commodities and the impact of a higher mix of breakfast sales which have a higher cost as a percent to sales coupled with a decline in beverage sales which have a lower cost as a percent to sales.

During the 2013 fourth quarter, the Company reported general and administrative expense of $3,283,000 or 16.5% of total revenues as compared to $2,947,000 or 13.0% for the 2012 fourth quarter.  The increase in expense for 2013 as compared to 2012 was due primarily to a reserve recorded in the quarter related to a note receivable from a franchisee as well as higher marketing costs when compared to the prior year quarter.

For the 2013 full year, Così reported a 700 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared to 2012. The change resulted from increases of 280, 270 and 150 basis points, as a percentage of restaurant net sales, in occupancy and other restaurant operating expenses, labor and related benefits and cost of food and beverage, respectively.

During fiscal 2013, general and administrative expenses increased slightly to $11,746,000 from $11,641,000 due primarily to a charge for severance pay resulting from administrative workforce reductions and a reserve recorded in the fourth quarter related to a note receivable from a franchisee.

Così reported that as of December 30, 2013 it had cash and cash equivalents of $6,021,000 and virtually no debt other than lease obligations.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 72 Company-owned and 49 franchise restaurants operating in sixteen states, the District of Columbia, Costa Rica and the United Arab Emirates. The Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, bowls, breakfast wraps, melts, soups, Così® Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be a welcoming and comfortable environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2014 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward-looking statements under the federal securities laws.  Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the results being reported in this release are unaudited and subject to change; the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.